UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2019

SANARA MEDTECH INC.

(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (817)-529-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2019, Sanara MedTech Inc. (“Sanara” or the “Company”) executed a license agreement with Rochal Industries, LLC (“Rochal”) whereby Sanara acquired an exclusive world-wide license to market, sell and further develop antimicrobial products for the prevention and treatment of microbes on the human body utilizing certain Rochal patents and pending patent applications (the “License Agreement”). Currently, the products covered by the License Agreement are BIAKŌS™ Antimicrobial Wound Gel, and FDA cleared BIAKŌS™ Antimicrobial Skin and Wound Cleanser. A director and indirect principal shareholder of Sanara is also a director of Rochal, and indirectly a significant shareholder of Rochal, and through the potential exercise of warrants a majority shareholder.

Key terms of the License Agreement include:

1. In consideration for the license, Sanara paid to Rochal $1,000,000 and agreed to pay an additional $500,000 upon FDA clearance of the BIAKŌS™ Antimicrobial Wound Gel product for sale within the United States.
2. Subject to the occurrence of specified Sanara financing conditions in 2019, Sanara will also pay Rochal $1,500,000, which at Sanara’s option may be in cash or Sanara Common Stock; or a combination of cash and Sanara Common Stock.
3. Sanara will pay Rochal a royalty of:

a. 4% of net sales of licensed products in countries in which patents are registered
b. 2% of net sales of licensed products in countries without patent protection.

The minimum annual royalty due to Rochal will be $100,000 beginning with calendar year 2020. The annual minimum royalty will increase by 10% each subsequent calendar year up to a maximum amount of $150,000.

4. Beginning with the 2020 calendar year, Sanara will pay an additional royalty based on specific net profit targets related to the licensed products. Net profits for the licensed products are defined as net sales, less cost of goods sold (including royalties) and direct marketing and selling expenses. The additional royalty will be 25% of the amount of actual net profits in excess of the established net profit targets, subject to a maximum of $1,000,000 for any calendar year. The established net profit targets for each calendar year are:

a. 2020 - $1,500,000
b. 2021 - $5,000,000
c. 2022 - $8,000,000
d. 2023 - $10,000,000
e. 2024 - $15,000,000
f. Beginning in 2025 and for each calendar year thereafter, net profit targets will be equal to the immediately preceding calendar year’s net profit target incremented by the greater of (1) 50% of the U.S. dollar growth in the amount of net profit in the current year over net profit in the immediately preceding calendar year, or (2) the percentage of overall growth of the market for the category by which the licensed products are generally described.

Unless previously terminated by the parties, the License Agreement will expire with the related patents in December 2031.

The foregoing summary of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement. Sanara expects to file a copy of the License Agreement as an exhibit to its Quarterly Report on Form 10-Q for its quarter ending June 30, 2019.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanara MedTech Inc.

Date: July 12, 2019	By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title: Chief Financial Officer